Exhibit 99.1

News Release
Integra Bank Corporation of Evansville, IN and Peoples Community Bancorp, Inc. of Cincinnati, OH Announce Definitive Merger Agreement
•	Transaction expands Integra presence in Greater Cincinnati market

•	Peoples has 19 offices in Butler, Hamilton and Warren Counties in Ohio, as well as Dearborn and Ohio counties in Indiana
EVANSVILLE, INDIANA AND CINCINNATI, OHIO — September 13, 2007 — Integra Bank Corporation (Nasdaq Global Market: IBNK) and Peoples Community Bancorp, Inc. (Nasdaq Global Market: PCBI) today announced that they have entered into a definitive agreement for the merger of Peoples and Integra. Peoples is the holding company for Peoples Community Bank, a federally chartered stock savings bank that was originally organized in 1889. Peoples Community Bank has 19 offices and 24 ATMs in the Greater Cincinnati metropolitan area.
“We are pleased to have the opportunity to accelerate the expansion of our Greater Cincinnati presence and have Peoples Community Bank become part of our team,” said Mike Vea, Chairman, President and CEO of Integra. “They have excellent locations, especially in the fast growing Butler and Warren counties in Ohio as well as Dearborn County, Indiana, a solid customer base and a similar customer service culture. This transaction complements the de novo growth that we have enjoyed on the Kentucky side of the river, as well as providing new opportunities for our Cincinnati-based commercial and real estate teams.”
“Integra was our first choice for a partner,” commented Jerry Williams, CEO of Peoples. “We have known the bank for some time and felt confident that they could provide the products and level of service, as well as management depth and experience in Greater Cincinnati that will make us one of the top banks in the market.”
Vea further commented, “This transaction is consistent with Integra’s strategy to expand in faster growing, higher income, more densely populated markets, especially those that our management team knows well. We have senior management personnel, including our Chief Credit Officer and Commercial Real Estate Manager, currently based in Cincinnati. It was an advantage to have a team in place that was knowledgeable about the market.”
Terms of the Transaction
Under the terms of the agreement, which has been approved by both companies’ boards of directors, each share of Peoples stock will be converted into the right to receive 0.6175 shares of Integra common stock and $6.30 in cash. Based on Integra’s closing price on September 12, 2007 of $18.45 per share, the merger consideration is equivalent to $17.69 per share of Peoples common stock or $85.6 million in total. Integra will pay approximately $0.7 million in cash for Peoples’ stock options.

Based upon financial data for Integra and Peoples as of June 30, 2007, the combined company will have approximately $4.2 billion in total assets, $3.2 billion in deposits and $2.9 billion in loans.
The transaction is expected to close in the first quarter of 2008 (pending Peoples’ shareholder approval, regulatory approvals and other customary closing conditions). This transaction is expected to be accretive to Integra’s earnings per share in 2008.
The transaction is structured as a merger of Peoples into Integra. Following the corporate level merger, People’s Community Bank will be merged into Integra’s banking subsidiary, Integra Bank N.A.
Integra was advised by Sandler O’Neill + Partners L.P. and Baker & Daniels LLP acted as Integra’s counsel. Peoples was advised by Keefe Bruyette and Woods, and Elias, Matz, Tiernan & Herrick L.L.P. acted as Peoples’ counsel.
Attractive Market
Peoples Community Bank has 19 locations in attractive markets in Ohio and Indiana. The Warren County, Ohio market, in which Peoples ranks third in market share, has experienced population growth of 32% from 2000-2007. It is the second fastest growing county in Ohio and will rank third in Integra’s footprint behind the Chicago suburb of Will County, Illinois and the Cincinnati suburb of Boone County, Kentucky. Warren County’s median household income is $75,099, which will rank second in Integra’s footprint. The markets of Butler County, Ohio and Dearborn County, Indiana have experienced growth in excess of 9%, significantly higher relative to the Midwest and to Integra’s legacy footprint. People’s locations in Hamilton County Ohio are also in or near higher income/growth areas of the county. The Peoples locations also complement the two recently opened Integra locations in Boone County, Kentucky. Boone County has experienced population growth of 34% from 2000-2007 and has a median household income of $72,465.
The combined bank will have 27 locations within eight counties of the Greater Cincinnati MSA. This much enhanced branch presence will also contribute to the strong momentum Integra has already experienced in C&I and Commercial Real Estate lending in the Cincinnati area. Integra’s total Commercial and CRE loan commitments in the Cincinnati market are now approximately $350 million.
Reasonable Costs and Assumptions
Operating cost efficiencies are expected to be approximately 27% over the first twelve months. These savings are expected to result from the consolidation of corporate functions in Evansville and greater efficiencies with Integra’s existing business operations in the Cincinnati/Northern Kentucky markets. Although not included in Integra’s model for the transaction, Integra expects to see a considerable lift in revenue from expanded retail products including High Performance Checking, as well as from its existing corporate banking and commercial real estate operations as a result of the expanded branch footprint.
Integra expects the merger will be 1-2 cents accretive to its earnings per share in 2008 and 3-5 cents accretive in 2009. These numbers exclude merger-related expenses associated with the transaction.
The transaction has the following key valuation ratios:

Price/Book Value	99%
Price/Tangible Book Value	149%
Price/Last Twelve Months EPS	Not Meaningful (EPS is negative)
Price/2008 Estimated EPS	22.3x
Core Deposit Premium	4.51%
Market Premium	9.89%

Conference Call
Integra and Peoples intend to host a conference call for investors, analysts and other interested parties on Thursday, September 13, 2007 at 8:00 a.m. CDT. Participants will include:
•	Mike Vea, Chairman, President and CEO of Integra Bank Corporation

•	Martin Zorn, CFO and Executive Vice President — Finance and Risk of Integra Bank Corporation

•	Archie Brown, Executive Vice President — Commercial and Consumer Banking of Integra Bank Corporation

•	Ray Beck, Executive Vice President — Chief Credit Officer of Integra Bank Corporation

•	Jerry Williams, President and CEO — Peoples Community Bancorp, Inc.

•	Tom Noe, Executive Vice President, Treasurer — Peoples Community Bancorp, Inc.
Investors, analysts and other interested parties may access the conference call by telephone at 1-800-640-5128 (Leader: Mike Vea, Integra Bank Corporation Conference Call) or on the Internet at http://www.integrabank.com/webcasts. A replay will be available for 90 days. The replay can be accessed through the Internet at http://www.integrabank.com/webcasts. To listen to the replay by telephone, call 1-877-213-9653 (passcode: 19094476#). In addition, accompanying slides will be available through the Internet at http://www.integrabank.com/presentations. The Securities and Exchange Commission filings are available through Integra’s web site at http://www.integrabank.com under the Investor Relations section.
About Integra
Headquartered in Evansville, Integra Bank Corporation is the parent of Integra Bank N.A. As of June 30, 2007, Integra has $3.2 billion in total assets and currently operates 80 banking centers and 135 ATMs at locations in Indiana, Kentucky, Illinois and Ohio. Moody’s Investors Service has assigned an investment grade rating of A3 for Integra Bank’s long-term deposits. Integra Bank Corporation’s Corporate Governance Quotient (CGQ) rating as of September 1, 2007, has IBNK outperforming 91.8% of the companies in the Russell 3000 Index and 92.8% of the companies in the banking group. This rating is updated monthly by Institutional Shareholder Services and measures public companies’ corporate governance performance to a set of corporate governance factors that reflects the current regulatory environment. Integra Bank Corporation’s common stock is listed on the Nasdaq Global Market under the symbol IBNK. Additional information may be found at Integra’s web site, www.integrabank.com.
About Peoples
Peoples Community Bancorp, Inc., headquartered in West Chester, Ohio, is the holding company for Peoples Community Bank. The Bank is a 118 year old federally chartered savings bank with 19 full service offices in Butler, Warren and Hamilton counties in southwestern Ohio and Dearborn and Ohio counties in southeastern Indiana. The Bank is an independent community bank, which offers a wide variety of financial services and products to customers throughout the Greater Cincinnati metropolitan area and adjoining markets.
Forward-Looking Statements
This press release may contain forward-looking statements about Integra Bank Corporation, Peoples Community Bancorp, Inc. or the combined company within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This press release may contain certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Integra, Peoples or the combined company including statements preceded by, followed by or that include the words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions, either national or in the markets in which Integra, Peoples or the combined company do business, are less favorable than expected; (2) changes in the interest rate environment that reduce net interest margin; (3) charge-offs and loan loss provisions; (4) the ability of Integra, Peoples or the combined company to maintain required capital levels and adequate sources of funding and liquidity; (5) changes and trends in capital markets; (6) competitive pressures among depository institutions increase significantly; (7) effects of critical accounting policies and judgments; (8) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; (9) legislative or regulatory changes or actions, or significant litigation, adversely affect Integra, Peoples or the combined company or the businesses in which Integra, Peoples or the combined company are engaged; (10) ability to attract and retain key personnel; (11) difficulties in combining the operations of Peoples; (12) ability to secure confidential information through the use of computer systems and telecommunications network; and (13) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in Integra’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the United States Securities and Exchange Commission (SEC), as amended. Copies of this filing are available at no cost on the SEC’s web site at www.sec.gov or on Integra’s web site at www.integrabank.com. Integra undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this press release except as required in future periodic reports filed with the SEC.
This press release also contains statements about Peoples Community Bancorp, Inc., the proposed merger of Peoples into Integra and the distribution to Peoples’ shareholders of Integra common stock and cash in the merger. These statements are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations, forecasts and assumptions that are subject to risks, uncertainties and other factors that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to: the satisfaction of the closing conditions in the merger agreement, including the receipt of shareholder and regulatory approvals; the risk that the merger will not close; the risk that customer and employee relationships may be disrupted by the merger, or in the event the merger does not close, the reactions of Peoples’ customers to the merger; possible changes in economic and business conditions and other risks detailed from time to time in Peoples’ reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2006. Peoples does not undertake any obligation to update these forward-looking statements except as required in future periodic reports filed with the SEC.
Additional Information and Where to Find It
The proposed merger will be submitted to Peoples’ shareholders for consideration. Integra will file a Form S-4 Registration Statement, including a prospectus for the shares of its common stock to be issued in the merger; Peoples will file a proxy statement; and both companies will file other relevant documents regarding the merger with the SEC. Peoples will mail the proxy statement/prospectus to its shareholders. These documents, and any applicable amendments or supplements, will contain important information about the merger, and Integra and Peoples urge you to read these documents when they become available.
You may obtain copies of all documents filed with the SEC regarding the merger, free of charge, at the SEC’s web site (www.sec.gov). You may also obtain these documents free of charge from Integra’s web site (www.integrabank.com) under the heading “Investor Relations” and then under the item “SEC Filings.” You may also obtain these documents, free of charge, from Peoples’ web site (www.pcbionline.com) under the section “Investor Relations” and then under the item “Company Filings.”

Participants in the Solicitation
Integra and Peoples and their respective directors and executive officers may be deemed participants in the solicitation of proxies from Peoples’ shareholders in connection with the merger. Information about the directors and executive officers of Integra and Peoples and information about other persons who may be deemed participants in the merger will be included in the proxy statement/prospectus. You can find information about Integra’s executive officers and directors in its definitive proxy statement filed with the SEC on March 16, 2007. You can find information about Peoples’ executive officers and directors in its definitive proxy statement filed with the SEC on April 2, 2007. You can obtain free copies of these documents from the web sites of Integra, Peoples or the SEC.
Contacts:
FOR INTEGRA BANK CORPORATION
Mike Vea, Chairman, President and CEO — 812-464-9604
Martin Zorn, CFO, EVP-Finance and Risk — 812-461-5794
Gretchen Dunn, Shareholder Relations — 812-464-9677
FOR PEOPLES COMMUNITY BANCORP, INC.
Thomas J. Noe, Treasurer — 513-870-3530
Web sites:
http://www.integrabank.com
http://www.pcbionline.com